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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Trinity Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 10, 2004

     Notice is hereby given that the Annual Meeting of Stockholders of Trinity Industries, Inc. (the “Company”), a Delaware corporation, will be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 10, 2004, at 9:30 a.m., Central Daylight Saving Time, for the following purposes:

(1)	to elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to approve the Company’s 2004 Stock Option and Incentive Plan;

(3)	to approve ratification of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004; and

(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 26, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, for a period of ten days prior to the meeting at the Company’s offices, 2525 Stemmons Freeway, Dallas, Texas 75207.

     You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person, if they so desire.

     A Proxy Statement, proxy card and a copy of the Annual Report of the Company for the last fiscal year accompany this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

MICHAEL G. FORTADO
Vice President and Corporate Secretary

April 8, 2004

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2004

     This Proxy Statement is being mailed on or about April 8, 2004 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 10, 2004, at 9:30 a.m., Central Daylight Saving Time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.

     Shares represented by the enclosed proxy, if properly executed and returned to the Company prior to the meeting, will be voted at the Annual Meeting and at any adjournment thereof in the manner specified, or if not specified, the proxy will be voted FOR the election of the eight nominees for Directors as listed below, FOR approval of the 2004 Stock Option and Incentive Plan, and FOR the approval of Ernst & Young as independent auditors for the fiscal year ending December 31, 2004. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The outstanding voting securities of the Company consist of shares of Common Stock, $1.00 par value per share and shares of Series B Redeemable Convertible Preferred Stock. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on March 26, 2004. At that date, there were outstanding and entitled to vote 46,978,137 shares of Common Stock and 600 shares of Series B Redeemable Convertible Preferred Stock having 2,671,415 votes. The Common Stock and Series B Redeemable Convertible Preferred Stock will vote together as a single class on all matters to be presented to the Annual Meeting.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

     The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. Approval of the 2004 Stock Option and Incentive Plan and the ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposals which are being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides certain information as of March 15, 2004, as to the beneficial ownership of the Common Stock of the Company for (a) each director and nominee, (b) each executive officer named in the Summary Compensation Table below, (c) the directors and executive officers of the Company as a group and (d) any person owning more than 5% of the Common Stock.

	Restricted	Number of Shares		Percent of
Name	Stock Units(1)	Beneficially Owned(2)		Class
Directors:
David W. Biegler		46,010		*
Craig J. Duchossois		8,260,150	(3)	17.6%
Ronald J. Gafford		27,702		*
Barry J. Galt		40,000		*
Clifford J. Grum		47,410	(4)	*
Jess T. Hay		39,384	(5)	*
Diana S. Natalicio		47,910		*
Timothy R. Wallace	44,120	962,615	(6)	2%
Named Executive Officers:
John L. Adams	15,500	349,630		*
Michael E. Flannery	5,400	120,452		*
Jim S. Ivy	10,000	154,407		*
Mark W. Stiles	10,000	202,822		*
All Directors and Executive Officers as a Group:	97,820	10,656,414		22.0%
Other 5% Owners:
Dimensional Fund Advisors Inc.		2,474,850	(7)	5.3%
Echo Limited		2,937,315	(8)	5.9%
Eubel Brady & Suttman Asset Management, Inc.		2,724,588	(9)	5.8%
FMR Corp.		5,291,600	(10)	11.3%
First Pacific Advisors, Inc.		3,704,300	(11)	7.9%
Thrall Investment Company, L.L.C.		8,260,150	(12)	17.6%
Thrall Investment Company II, L.L.C.
Thrall Car Management Company, Inc.
Craig J. Duchossois

*	Less than one percent (1%)

(1)	Holders of restricted stock units have no power to invest or vote shares of common stock and are not included in the number of shares beneficially owned. The restricted stock units are convertible into common stock and are subject to the same market risk as common stock.

(2)	Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company’s stock option plans as of March 15, 2004 or within sixty days thereafter as follows: Adams (202,750); Biegler (44,410); Duchossois (10,000); Flannery (91,100); Gafford (27,500); Galt (35,000); Grum (44,410); Hay (35,000); Ivy (82,502); Natalicio (44,410); Stiles (132,418); Wallace (539,605); and all directors and executive officers as a group (1,526,157) and vested common stock equivalent units credited under the Supplemental Profit Sharing Plan to the following: Adams (12,880); Flannery (4,317); Ivy (9,994); Stiles (12,381); Wallace (35,924); and all directors and executive officers as a group (92,169). Includes shares indirectly held through the Company’s 401(k) Plan as follows: Ivy (2,711); Wallace (1,164) and all executive officers as a group (6,957) shares.

(3)	Includes 150 shares owned directly and 10,000 shares that may be acquired under stock options from the Company. Mr. Duchossois is an operating board member and executive officer of Thrall Investment Company, L.L.C., Thrall Investment Company II, L.L.C., and a director and executive officer of Thrall Car Management Company, Inc. that report ownership in the aggregate of 8,250,000 shares and Mr. Duchossois may be deemed to have the ability to direct the voting and investment decisions with respect to such shares. He disclaims beneficial ownership of the 8,250,000 shares except with respect to the pecuniary interest attributed to him by virtue of his direct or indirect equity ownership of such entities.

(4)	Includes 3,000 shares owned by Deerfield Corporation of which Mr. Grum is an owner.

(5)	Includes 1,384 shares owned of record by Mr. Hay’s wife, in which Mr. Hay disclaims beneficial ownership.

(6)	Includes 91,063 shares held indirectly by a limited partnership which Mr. Wallace controls.

(7)	Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, reported to the SEC on Schedule 13G dated February 6, 2004, sole voting power and sole dispositive power over 2,474,850 shares at December 31, 2003.

(8)	Echo Limited, 37 Athol Street, Douglas, Isle of Man (“Echo”), TI Investments, LLC, 2550 Middle Road, Suite 603, Bettendorf, Iowa 52722 (“TI”), Veltron Management Ltd, 2nd Floor, Le Prince de Gallas, 3-5 Avenue des Citronniers, MC 98000, Monaco (“Veltron”), Dino Investments LLC, 2550 Middle Road, Suite 603, Bettendorf, Iowa 52722 (“Dino”) and Danburry International Ltd, 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco (“Danburry”) have filed with the SEC a Schedule 13G dated June 25, 2003 reporting (i) that Echo, TI, and Veltron each have sole voting and sole dispositive power over 600 shares of the Company’s Series B Redeemable Convertible Preferred Stock that is currently convertible into 2,671,415 shares of the Company’s Common Stock and is entitled to 2,671,415 votes on matters to be presented to the Annual Meeting and (ii) that Echo, Dino and Danburry each have sole voting and sole dispositive power over 265,900 shares of the Company’s Common Stock. Each of Dino and Danburry disclaim beneficial ownership of the 2,671,415 shares of Common Stock issuable upon conversion of the Series B Redeemable Convertible Preferred Stock. Each of TI and Veltron disclaims beneficial ownership of the 265,900 shares of Common Stock. Echo controls TI, Veltron, Dino and Danburry.

(9)	Eubel Brady & Suttman Management, Inc., 7777 Washington Village Drive, Suite 210, Dayton, OH 45459, reported to the SEC on Schedule 13G dated February 13, 2004 shared voting power and shared dispositive power over 2,724, 588 shares at December 31, 2003.

(10)	FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, reported to the SEC on Amended Schedule 13G dated February 16, 2004, that FMR Corp. and certain affiliates had sole voting power over 642,200 shares and sole dispositive power over all 5,291,600 shares at December 31, 2003.

(11)	First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on Schedule 13G dated February 6, 2004, shared voting power over 947,600 shares and shared dispositive power over all 3,704,300 shares at December 31, 2003.

(12)	Thrall Investment Company, L.L.C., (“Investment”), Thrall Investment Company II, L.L.C. (“Investment II”), Thrall Car Management Company, Inc. (“Management”) and Craig J. Duchossois, each with a principal business address of 845 Larch Avenue, Elmhurst, Illinois 60126, have filed with the SEC a Schedule 13D/A reporting sole voting and dispositive power of 7,150,000 shares by Investment, sole voting and dispositive power of 500,000 shares by Investment II, sole voting and dispositive power of 600,000 shares by Management and sole voting and dispositive power of 150 shares by Mr. Duchossois. Mr. Duchossois may be deemed to have shared voting and dispositive power over the shares owned by Investment, Investment II and Management. Mr. Duchossois disclaims beneficial ownership of all shares of Investment, Investment II and Management, except with respect to the pecuniary interest attributed to him by virtue of his direct or indirect equity ownership of such entities. Mr. Duchossois also has the right to acquire 10,000 shares under stock options awarded to non-employee directors. These shares are also reported by Mr. Duchossois. Please see note 3 above.

     The following table provides certain information as of March 15, 2004, as to the beneficial ownership of the Series B Redeemable Convertible Preferred Stock of the Company.

	Number of Shares	Percent of
Name	Beneficially Owned	Class
Echo Limited	600 (1)	100%

(1)	Echo Limited, 37 Athol Street, Douglas, Isle of Man (“Echo”), TI Investments, LLC, 2550 Middle Road, Suite 603, Bettendorf, Iowa 52722 (“TI”) and Veltron Management Ltd, 2nd Floor, Le Prince de Gallas, 3-5 Avenue des Citronniers, MC 98000, Monaco (“Veltron”) have filed with the SEC a Schedule 13G dated June 25, 2003 reporting that Echo, TI and Veltron each have sole voting and sole dispositive power over 600 shares of the Company’s Series B Redeemable Convertible Preferred Stock that is currently convertible into 2,671,415 shares of the Company’s Common Stock and is entitled to 2,671,415 votes on matters to be presented to the Annual Meeting. Echo controls TI and Veltron.

     The Company has adopted a stock ownership policy for directors and officers that is designed to align the financial interest of directors and officers with those of the Company’s stockholders.

CORPORATE GOVERNANCE

     The business affairs of Trinity are managed under the direction of the Board of Directors in accordance with the General Corporation Law of the State of Delaware and the Company’s Articles of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring the senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies and plans; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2003. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer, the principal accounting officer and the Board of Directors. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or a director) on the Company’s website. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the headings “Investor Relations/Governance.”

     The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2003, the Board of Directors held seven meetings. The Board also meets regularly in non-management executive sessions and has selected Mr. David W. Biegler as presiding director for the non-management executive sessions. In 2003, all directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. All of our directors were in attendance at the 2003 Annual Meeting.

     In late 2003, the Board retained a consultant to assist it in an evaluation of the Board’s effectiveness. The consultant conducted individual interviews with each director covering a broad range of governance issues. The consultant then made a report to the Board which included information obtained from the interviews as well as benchmark data regarding how other Boards deal with various governance issues. The Board will use the information gained from the report to continue to develop corporate governance and enhance the effectiveness of the Board and its committees.

Independence of Directors

     The Board has determined that all of the members of the Board of Directors are independent under the listing standards of the New York Stock Exchange, except Mr. Timothy Wallace, Chairman, President and Chief Executive Officer of the Company. In making its determination of independence, the Board applied its Categorical Standards for Director Independence attached as Appendix A to this Proxy Statement. Mr. Craig Duchossois is the only non-management director having relationships with the Company not covered by the Categorical Standards. In making its decision regarding the independence of Mr. Duchossois, the Board considered the following relationships:

•	In October 2001, Trinity acquired Thrall Car Manufacturing Company pursuant to a merger transaction with Thrall’s sole stockholder, Thrall Car Management Company, Inc. (“TCMC”) for approximately $165.5 million (subject to certain adjustments) and 7.15 million shares of Trinity common stock. Mr. Duchossois was an executive officer and a director of Thrall, and was an executive officer and a director, as well as an equity owner, of TCMC. Mr. Duchossois continues to be an executive officer, director and equity owner of TCMC.

•	Subsequent to the merger and pursuant to the terms of the merger agreement, Trinity has made various payments to TCMC as working capital adjustments and for reimbursement of expenses, and TCMC has made payments to Trinity for indemnification of warranty and workers compensation claims, all of which have been described in this proxy statement or in the Company’s proxy statements in 2002 and 2003. Additional claims by Trinity are pending and others are likely to be made in the future. See “Compensation Committee Interlocks and Insider Participation.” Under the terms of the merger agreement, TCMC is entitled to receive a payment of up to $45 million if certain industry related delivery targets are met over a period of five years (“Potential Earnout Payment”).

•	Entities for which Mr. Duchossois serves as a director and executive officer and in which he has a pecuniary interest attributed to him own 17.6% of the Company’s common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

•	TCMC and Trinity are parties to a stockholders agreement and a registration rights agreement, each of which was entered into in connection with the merger.

     After receiving the advice of counsel, reviewing published commentary and interpretations from the New York Stock Exchange, and obtaining through counsel clarification of certain matters from the New York Stock Exchange, the Board determined that none of the above stated relationships constitute a per se bar to independence. The Board also considered the materiality of the relationships between the Company and Mr. Duchossois outlined above. The Board believes that the payments in connection with the merger and the related adjustments and indemnity claims discussed above, or the prospect of similar payments in the future, would not impair Mr. Duchossois’ ability to act independently. The Board believes that it is unlikely any amount will be payable under the Potential Earnout Payment, and that the possibility of such payment would not impair Mr. Duchossois’ independence. The Board also believes that the stock ownership and other relationships described above would not impair Mr. Duchossois’ independence. After considering such relationships, the Board determined that none of the relationships alone or in the aggregate are material and that Mr. Duchossois is independent of management.

Board Committees

     The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Corporate Development and Finance Committee. Each of the Committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the headings “Investor Relations/Governance.” A copy of each charter is also available in print to stockholders upon request addressed to the Corporate Secretary. Director membership of the committees is identified below:

Corporate
			Governance &	Corporate
		Human	Directors	Development &
	Audit	Resources	Nominating	Finance
Director	Committee	Committee	Committee	Committee
David W. Biegler	*		**	*
Craig J. Duchossois		*	*	*
Ronald J. Gafford		**	*
Barry J. Galt	*		*
Clifford J. Grum	**			*
Jess T. Hay		*	*	**
Diana S. Natalicio		*

*	Member

**	Chair

Audit Committee

     The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the qualifications, independence and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; and the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics. In carrying out its function, the Audit Committee reviews with management, the director of internal auditing, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures, reviews with management compliance with corporate policies, compliance programs, and internal controls, and such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2003. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the New York Stock Exchange. The Board has determined that Mr. Clifford J. Grum, Chair of the Committee, Mr. David W. Biegler, and Mr. Barry J. Galt are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Human Resources Committee

     The Human Resources Committee assists the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives; administers and makes or recommends awards under the Company’s incentive compensation and equity based plans; and reviews plans for management succession. The Committee annually evaluates the Chief Executive Officer’s leadership and performance based on pre-determined objectives. The Human Resources Committee met four times during 2003. Each of the members of the Committee is an independent director under the New York Stock Exchange listing standards.

Corporate Development and Finance Committee

     The duties of the Corporate Development and Finance Committee generally are to review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board; periodically review the financial status of the Company, review the Company’s compliance with certain debt instruments that may exist, make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; and monitor the funds for the Company’s benefit plans. Each of the members of the Corporate Development and Finance Committee is an independent director under the New York Stock Exchange listing standards. The Committee met four times during 2003.

Corporate Governance and Directors Nominating Committee

     The functions of the Corporate Governance and Directors Nominating Committee are to identify and recommend to the board individuals qualified to be nominated for election to the Board; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; periodically review director compensation and benefits; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Corporate Governance and Directors Nominating Committee is an independent director under the New York Stock Exchange listing standards. The Corporate Governance and Directors Nominating Committee met three times during 2003.

Stockholder Nominations of Director Candidates

     The Corporate Governance and Directors Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Directors Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Directors Nominating

Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business and residence address of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Corporate Governance and Directors Nominating Committee, nominated by the Board and elected by the stockholders.

     The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, TX 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

     The Corporate Governance and Directors Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Directors Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

     The Corporate Governance and Directors Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Corporate Governance and Directors Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

     Once a person has been identified by the Corporate Governance and Directors Nominating Committee as a potential candidate, the Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Committee determines that additional consideration is warranted, the Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Corporate Governance and Directors Nominating Committee also seeks for the Board to be balanced as to its diversity, experience, skills and expertise. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Stockholder Communications with Directors

     The Board has established a process to receive communications from stockholders by mail. Stockholders may contact any member of the Board, including the Presiding Director, David W. Biegler, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, TX 75207.

     All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

ITEM 1 – ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the eight nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

     In connection with the merger of a subsidiary of the Company with Thrall Car Manufacturing Company, the Company entered into a Stockholder’s Agreement with Thrall Car Management Company, Inc. pursuant to which Thrall Car Management Company, Inc. is entitled to designate Craig Duchossois, or a substitute designee reasonably acceptable to the Company, for election as a director of the Company at the annual meeting of stockholders. In accordance with such agreement, the Board of Directors of the Company elected Mr. Craig Duchossois to serve as a member of the Board of Directors in 2001.

     The following biographical information sets forth the name, age, principal occupation or employment during the past five years, Board committee membership, certain other directorships held by each nominee for director, the period during which he or she has served as a director of the Company, and certain family relationships.

     The Board of Directors recommends you vote FOR the election of each of the eight nominees to the Board of Directors set forth below.

NOMINEES

TIMOTHY R. WALLACE (50)

Director since 1992. Mr. Wallace is Chairman, President and Chief Executive Officer of the Company. Mr. Wallace is a director of Viad Corp. which is primarily involved in trade exhibits and financial services.

DAVID W. BIEGLER (57)

Director since 1992. Chairman of the Corporate Governance and Directors Nominating Committee and a member of the Audit Committee and the Corporate Development and Finance Committee. Mr. Biegler began serving during 2003 as Chairman of Estrella Energy L.P. and Regency Gas Services, LLC, companies engaged in natural gas transportation and processing. He retired as Vice Chairman of TXU Corporation at the end of 2002, having served TXU Corporation as President and Chief Operating Officer from 1997 until 2001. He previously severed as Chairman, President and CEO of ENSERCH Corporation from 1993 to 1997. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation, natural gas liquids and regulated energy delivery.

CRAIG J. DUCHOSSOIS (59)

Director since 2001. Member of the Human Resources Committee, Corporate Governance and Directors Nominating Committee, and the Corporate Development and Finance Committee. Mr. Duchossois is Chief Executive Officer of Duchossois Industries, a privately held company, headquartered in Elmhurst, Illinois. The company owns or holds major stakes in a diversified group of businesses including consumer products, transportation, defense, entertainment and venture capital. He is the former Chairman of Thrall Car Manufacturing Company which merged with a subsidiary of the Company in October of 2001. He is a director of Bissell, Inc., Churchill Downs, Inc., and LaSalle National Bank.

RONALD J. GAFFORD (54)

Director since 1999. Chairman of the Human Resources Committee and a member of the Corporate Governance and Directors Nominating Committee. Mr. Gafford is President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial and industrial construction company.

BARRY J. GALT (70)

Director since 1988. Member of the Audit Committee and the Corporate Governance and Directors Nominating Committee. Mr. Galt is the retired Chairman and Chief Executive Officer of Ocean Energy, Inc., formerly named Seagull Energy Corporation, a diversified energy company which was acquired by Devon Energy Corporation in 2003. He is also a director of StanCorp Financial Group, Inc., an insurance company, a director of Dynegy Inc., a company engaged in power generation, natural gas liquids and regulated energy delivery, and a director of Abraxas Petroleum Corporation, an oil and gas exploration company.

CLIFFORD J. GRUM (69)

Director since 1995. Chairman of the Audit Committee and a member of the Corporate Development and Finance Committee. Mr. Grum is the retired Chairman and Chief Executive Officer of Temple-Inland Inc., a holding company with interests in corrugated containers, building products, timber and timberlands, and financial services. He is also a director of Cooper Industries, Inc., a company engaged in the businesses of electrical products, tools and hardware, and automotive products and a director of Tupperware Corporation, a multinational consumer products company.

JESS T. HAY (73)

Director since 1965. Chairman of the Corporate Development and Finance Committee and a member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Hay is Chairman of HCB Enterprises, Inc., a private investment firm. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. Mr. Hay is a director of Viad Corp. which is primarily involved in trade exhibits and financial services, and a director of SBC Communications, Inc., a telecommunications company.

DIANA S. NATALICIO (64)

Director since 1996. Member of the Human Resources Committee. President of the University of Texas at El Paso. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.

COMPENSATION OF DIRECTORS

     Directors are compensated at the rate of $1,250 for each board or committee meeting attended plus reimbursement for reasonable out-of-pocket expenses. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $40,000 per year for serving as a director, and the Chairman of each of the committees receives an additional $3,500 per year. Directors may elect, pursuant to a Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at the annual LIBOR rate plus 6 points or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

     Annually, each director who is not also an executive officer of the Company is granted an option to purchase 5,000 shares of the Company’s Common Stock at the fair market value of the Company’s Common Stock on the date of grant.

     The Company has a Directors’ Retirement Plan that is an unfunded arrangement whereby members of the Board of Directors who are not employees of the Company will receive monthly payments for a ten year period upon retirement, disability or death. The monthly payment will be equal to a percentage of the monthly payment of the annual retainer in effect at the time of retirement, disability or death while serving as a director. The applicable percentage is based upon the number of years of service on the Board of Directors. If the director has less than five years of service, the applicable percentage is zero. After five years of service, the applicable percentage is fifty percent with increases of ten percent for each year of service thereafter up to one hundred percent after ten years. However, notwithstanding the number of years of service, a director’s applicable percentage will be one hundred percent in the event of a change in control of the Company (as defined).

EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended December 31, 2003 and December 31, 2002, the nine month period ended December 31, 2001 and the fiscal year ended March 31, 2001 with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officers and each of the other four most highly compensated executive officers serving the Company at the close of the Company’s most recently completed fiscal year.

Summary Compensation Table

			Annual Compensation				Long Term Compensation
					Other		Restricted	Securities
					Annual		Stock	Underlying	All Other
Name and					Compensation		Awards	Options	Compensation
Principal Position	Year		Salary ($)	Bonus ($)	($)(3)		($)(4)	(#)	($)(5)
Timothy R. Wallace	2003		$900,000	$800,000		$8,750	$2,068,860	183,900	$266,939
Chairman, President &	2002		900,000	- 0 -		5,000	1,565,845	187,500	197,641
Chief Executive Officer	12/31/01	(2)	555,000	- 0 -		7,500	1,962,795	155,000	74,231
	2001		740,000	- 0 -		8,750	- 0 -	135,000	120,265
John L. Adams	2003		$550,000	$416,546	$	- 0 -	$391,000	50,000	$130,631
Executive Vice	2002		550,000	201,527		- 0 -	536,505	55,000	115,572
President	12/31/01	(2)	375,000	- 0 -		- 0 -	964,225	45,000	46,950
	2001		500,000	- 0 -		- 0 -	- 0 -	70,000	89,457
Mark W. Stiles	2003		$390,000	$371,084	$	- 0 -	$582,600	34,000	$111,250
Senior Vice President	2002		390,000	369,836		- 0 -	217,100	35,000	104,749
	12/31/01	(2)	281,250	225,000		4,813	269,960	47,945	60,047
	2001		375,000	- 0 -		14,859	- 0 -	50,000	68,059
Jim S. Ivy	2003		$375,000	$280,009	$	- 0 -	$292,400	36,200	$102,298
Sr. Vice President and	2002		375,000	278,009		- 0 -	217,100	40,000	87,171
Chief Financial Officer	12/31/01	(2)	270,000	- 0 -		- 0 -	725,900	35,000	34,763
	2001		343,000	- 0 -		14,064	- 0 -	30,000	53,960
Michael E. Flannery(1)	2003		$550,000	$504,240	$	- 0 -	$365,585	45,135	$142,701
Chief Executive Officer –	2002		550,000	353,184		- 0 -	117,234	25,000	109,234
Trinity Rail Group	12/31/01	(2)	98,013	- 0 -		- 0 -	122,352	78,600	- 0 -

(1)	Mr. Flannery joined the Company in October of 2001.

(2)	Effective December 31, 2001, the Company changed its March 31 fiscal year end to a December 31 fiscal year end, therefore the amounts in the table for 12/31/01 are for a nine-month period.

(3)	Other annual compensation for the period ended December 31, 2003 is for directors’ meeting fees for Mr. Wallace.

(4)	Amounts shown for each year are the value of each executive officer’s restricted stock or restricted stock units based on the closing price of the Common Stock on the date of grant. Messrs. Wallace, Adams,

Stiles, Ivy and Flannery had restricted shares or restricted stock units totaling 279,720, 99,500, 56,000, 63,200, and 26,905 shares or units, respectively, as of December 31, 2003 with a market value of $8,626,565, $3,068,580, $1,727,040, $1,949,088, and $829,750, respectively, based on a $30.84 per share market price of the Company’s Common Stock on that date. Dividends are paid on the restricted shares and dividend equivalents are paid on the restricted stock units at the same rate as paid on the Company’s Common Stock. The restrictions on transferability of the restricted stock will be lifted at times that vary between awards ranging from three years to the year following the recipient’s retirement or earlier with the consent of the Human Resources Committee, or upon death, disability, or a change in control of the Company. If the employment of the recipient is terminated without the consent of the Human Resources Committee for any reason before the restrictions have lapsed, then the restricted shares will be forfeited. The restricted stock units will vest sixty percent three years from the date of grant and an additional twenty percent on each of the two succeeding anniversaries thereof. The restricted stock units will be paid out at vesting, unless payment is deferred, on the basis of one share of common stock for each unit. Vesting of the restricted stock units will be accelerated in the event of death, disability, change of control or with the consent of the Company. If employment with the Company is terminated without the consent of the Company before the restricted stock units are vested, the units will be forfeited.

(5)	All other compensation for the year ended December 31, 2003 is composed of (i) the Company’s matching amounts under the Company’s Supplemental Profit Sharing Plan and Section 401(k) Plan (described below under “Retirement Plans”) for Messrs. Wallace $27,700, Adams $27,347, Stiles $23,380, Ivy $31,580 and Flannery $35,646; (ii) an amount equal to ten percent of the salaries and incentive bonuses set aside pursuant to long-term deferred compensation plans for Messrs. Wallace $214,740, Adams $96,655, Stiles $76,108, Ivy $65,501 and Flannery $105,424; and (iii) above market interest accrued on the long-term deferred compensation plans for Messrs. Wallace $24,499, Adams $6,629, Stiles $11,762, Ivy $5,217 and Flannery $1,631.

Option Grants In Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual
					Rates of Stock Price
Individual Grants					Appreciation for Option Term ($)
	Number of
	Securities
	Underlying	Percent	Exercise
	Options	of Total	Or Base
	Granted	Options	Price	Expiration
Name	(#)(1)	Granted	($/Sh)	Date	5% ($)	10% ($)
Timothy R. Wallace	183,900	24.9%	17.00	05/09/12	1,966,099	4,982,509
John L. Adams	50,000	6.8%	17.00	05/09/12	534,557	1,354,679
Mark W. Stiles	34,000	4.6%	17.00	05/09/12	363,498	921,182
Jim S. Ivy	36,200	4.9%	17.00	05/09/12	387,019	980,788
Michael E. Flannery	45,135	6.1%	17.00	05/09/12	482,544	1,222,869

(1)	Annual grants of stock options in Trinity common stock at the market price on the date of grant which vest 20% each year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Values

Trinity Stock Options

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Option
	Shares	Value	at Fiscal Year End (#)		at Fiscal Year End (($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy R. Wallace	—	—	539,605	360,548	3,306,699	4,300,557
John L. Adams	—	—	202,750	101,660	1,178,358	1,205,050
Mark W. Stiles	—	—	132,418	68,995	695,137	822,260
Jim S. Ivy	66,670	648,100	82,502	74,528	28,071	883,138
Michael E. Flannery	—	—	91,100	57,635	599,087	738,793

Retirement Plans

     The Trinity Industries, Inc. Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan which is available to all eligible employees who have completed specified periods of employment. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. The plan also provides for the payment of certain disability and death benefits. Covered compensation includes salary and bonus as shown in the Summary Compensation Table. Other elements of compensation in the Summary Compensation Table are not included in covered compensation.

     The Company has also adopted a Supplemental Retirement Plan that permits the payment of supplemental benefits to certain employees who have been determined by the Plan Committee to be participants and whose annual benefits under the foregoing retirement plan would exceed those permitted by the Internal Revenue Code of 1986, as amended (the “Code”). The Supplemental Retirement Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Company’s pension plan is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive a supplemental pension benefit equal to the difference between the benefit that such person receives under the Company’s pension plan and the benefit that such person would have received if such limitation had not been in effect. The benefits are payable from the general assets of the Company. Timothy R. Wallace is the only named executive officer who is a participant in the Supplemental Retirement Plan.

     The following table reflects the estimated aggregate annual benefits, computed on the basis of a monthly benefit payable for ten years certain and life thereafter, payable under such plans to a fully vested participant of the Company upon retirement at age 65 after 10, 20, 30 and 40 credited years of service at the annual remuneration levels set forth in the table and without regard to any limitations on the amount of benefits by the Code.

Pension Plan Table

Years of Service
Compensation	10	20	30	40
$300,000	$29,760	$59,520	$89,280	$119,040
400,000	39,760	79,520	119,280	159,040
600,000	59,760	119,520	179,280	239,040
800,000	79,760	159,520	239,280	319,040
1,000,000	99,760	199,520	299,280	399,040
1,200,000	119,760	239,520	359,280	479,040
1,400,000	139,760	279,520	419,280	559,040
1,600,000	159,760	319,520	479,280	639,040
1,800,000	179,760	359,520	539,280	719,040
2,000,000	199,760	399,520	599,280	799,040

     The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. At December 31, 2003, Mr. Timothy R. Wallace has 28 credited years of service under the plans under which he is covered; Messrs. Adams, Stiles, Ivy and Flannery have 5 years, 12 years, 6 years and 2 years, respectively.

     The Company maintains a Section 401(k) plan that permits employees to elect to set aside up to fourteen percent of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match from twenty-five to fifty percent of up to six percent of the employee’s compensation set aside for this purpose.

     The Company also maintains a Supplemental Profit Sharing Plan (“Supplemental Plan”) for certain of its “highly compensated employees”, as defined in the Code. The highly compensated employees are not limited as to the percentage of their compensation which may be contributed to the Supplemental Plan. The first six percent of a Participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from twenty-five percent to fifty percent by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. For plan years prior to January 1, 2004, an additional seventeen and one-half percent match was made on up to twenty-five percent of a Participant’s base salary and bonus if the deferrals were directed into stock units. The additional match for stock units vests two plan years after the end of the plan year for which the match was made. The additional match did not apply to stock units acquired by transfer from existing account balances. For plan years prior to January 1, 2004, all matches in the Supplemental Plan were made in stock units. Stock units may not be transferred into other investment accounts and may only be paid out in Common Stock. Beginning with the January 1, 2004 plan year, no additional match will be made on deferrals directed into stock units and the Company’s basic match will be made in cash.

Change in Control Agreements

     Each named executive officer has executed a change in control agreement with the Company that provides certain benefits in the event his or her employment is terminated subsequent to a change in control of the Company (as defined in the agreements). The agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide that if there is a change in control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the

Company will pay to such executive a lump sum equal to three times the amount of the executive’s base salary and the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

     The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for thirty-six months after the executive’s termination, a supplemental benefit based on the Company’s retirement plan, and the right to surrender unexercised stock options and receive cash for the net realizable value of the options based on the highest price of the Common Stock within 180 days prior to the date of termination.

     The agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

Report of the Human Resources Committee on Executive Compensation

     The Company’s executive compensation program is overseen by the Human Resources Committee (“the Committee”) of the Board of Directors. The Committee, which is composed entirely of outside directors, is responsible for setting the administration of policies that govern the compensation of the Company’s executives, including base salary, incentive compensation, deferred compensation, stock options, and other stock based awards for each executive officer and certain key operating officers of the Company. The Committee retains an independent consultant to advise on matters related to executive compensation. Two members of the Committee, Ronald J. Gafford and Diana S. Natalicio, serve on a subcommittee designated as the Plan Committee, which has been authorized by the Board of Directors to make awards under the Company’s stock option and incentive plan based on recommendations of the Committee.

     It is the Committee’s policy to provide a competitive and comprehensive compensation program to attract, motivate, reward and retain the key executives needed to enhance the profitability of the Company and to create value for its stockholders. The Committee believes that the Company’s executive compensation should consist of competitive base salaries and incentive compensation plans that reward both short and long-term performance. The key components of the Company’s short-term executive compensation program in the last fiscal year were base salary and incentive compensation. The long-term program consisted of stock options, restricted stock awards, and in some cases deferred compensation. The Committee periodically reviews each component of the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive, directly linked to performance and aligned with the interest of stockholders. The Committee determines each executive’s compensation based upon past and expected future performance towards specific financial, strategic and operating objectives, the executive’s responsibilities within the Company, and the executive’s value to the Company.

Base Salary

     The Committee annually reviews each executive’s performance and establishes each executive’s base salary based upon past and expected future performance, and the executive’s responsibilities within the Company. In fixing base salaries, the Committee also considers salaries of senior executives of other comparable companies as reflected in a survey provided by an independent outside consultant.

Incentive Compensation

     Annual incentive bonuses for the Company’s named executive officers are tied to certain operational objectives and financial goals set each year by the Committee at the beginning of the year. Specific targets are tied to short-term goals applicable to the executive’s job assignment. Each of the named executive officers earned an annual incentive bonus for 2003.

Stock Options, LTP Units, Restricted Stock Grants and Deferred Compensation

     Long-term incentive awards provided by the stockholder-approved stock option and incentive plans are designed to develop and retain strong management through stock ownership, stock options and other stock based incentive awards. The Committee is implementing a performance measurement program for executive officers and other key operating executives that will increase the link between a participant’s performance in adding value to the organization and the size of any long-term incentive awards. The link will be increased through a process of setting objective performance measures, monitored on a regular basis. Future awards may be increased or decreased based on the executive’s performance against objective performance measures.

     Stock options historically have been a significant portion of long-term incentive grants to executive officers. During 2003, executive officers, business group presidents and key employees were granted options to purchase a total of 703,655 shares. The Committee believes that a significant portion of senior executives’ compensation should be dependent on value created for stockholders. Options are an excellent vehicle to accomplish this by tying the executives’ interests directly to the stockholders’ interests. Options are granted at the fair market value of the Company’s Common Stock on the date of grant. In light of the down cycle that the Company was experiencing, the options granted in 2003 vest in annual increments over five years provided the optionee is still employed on the vesting date.

     The Committee considers the award of restricted stock to executive officers to be an important incentive for long-term performance. During 2003, certain key executives were awarded restricted stock as a long-term incentive that vest over an eight-year period, including awards to Messrs. Wallace, Adams, Stiles, Ivy and Flannery of 87,500, 23,000, 16,000, 17,200, and 21,505 shares, respectively. The restricted stock awards were based on a performance factor. In addition, Mr. Stiles was granted an award of 10,000 shares based upon performance that vest upon his retirement at age 65.

     The number of options and shares of restricted stock executive officers are granted is based on individual performance and level of responsibility. The number of options or shares of restricted stock currently held by an executive is not a factor in determining individual grants.

     To encourage the retention of certain key and strategically important executives focused on continuous improvement and growth of the Company, the Company has established a deferred compensation plan for Messrs. Wallace, Adams, Flannery, Stiles and Ivy. Under the deferred compensation plan, an amount equal to ten percent (10%) of each participant’s annual base salary and annual incentive compensation is accrued to his deferred account on the books of the Company. All such deferrals bear interest at the annual LIBOR rate plus 6 points.

Chief Executive Officer Compensation

     Compensation of the Chief Executive Officer is determined by the Committee after consultation with the non-management directors. The Chief Executive Officer’s base salary, incentive compensation, stock option grants and restricted stock awards are set within the philosophy and policies enunciated above for all other executives of the Company. In determining the compensation of the Chief Executive Officer, the Committee reviews the performance of the Company, considers the positioning of the Company for future years, assesses his past and ongoing personal performance in the position of Chief Executive Officer, and considers the report of a nationally recognized consulting firm employed to survey the compensation of chief executive officers of other companies, with particular emphasis on companies comparable to the Company. The Chief Executive Officer’s base salary was not changed for 2003 and, based on his request, was not changed for 2004. In determining the Chief Executive Officer’s annual incentive, the Committee measured Mr. Wallace’s performance against previously established operational objectives and financial goals and awarded him $800,000 in cash and 20,800 shares of long-term restricted stock designed to vest upon retirement.

Limitation on Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. “Performance based” compensation is not subject to the limitation on deductibility and the Committee strives to structure compensation so as to qualify for deductibility. The Committee will continue to monitor future deductibility options. However, the Committee will authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

Conclusion

     The Committee believes that the Company’s compensation policies and practices are appropriately designed to attract, retain and motivate key executives to guide the Company in the future and to produce results which will enhance the Company’s long-term prospects, thereby enriching shareholder values.

Ronald J. Gafford, Chairman	Jess T. Hay
Craig J. Duchossois	Diana S. Natalicio

Compensation Committee Interlocks and Insider Participation

     Craig J. Duchossois, Ronald J. Gafford, Jess T. Hay and Diana S. Natalicio served on the Human Resources Committee during the last completed fiscal year. None of the members of the Human Resources Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. No member of the Human Resources Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Human Resources Committee. Mr. Hay’s son-in-law is employed by the Company, where his compensation exceeds $60,000 annually. In 2001, a subsidiary of Trinity merged with Thrall Car Manufacturing Company (“Thrall”) pursuant to a Merger Agreement with the sole stockholder of Thrall, Thrall Car Management Company (“TCMC”). Mr. Duchossois is a director, executive officer and has a pecuniary interest in TCMC by virtue of his direct or indirect equity ownership of TCMC. During 2003, TCMC paid Trinity $2,231,000 for indemnification claims made pursuant to the Merger Agreement and Trinity paid TCMC $195,338 as a reimbursement of expenses pursuant to the Merger Agreement. In March of 2004, TCMC paid the Company $750,000 in settlement of workers compensation claims made pursuant to the Merger Agreement. Trinity has submitted additional warranty claims to TCMC pursuant to the Merger Agreement that are under review by TCMC.

Certain Other Relationships

     Mr. Patrick S. Wallace, brother of Mr. Timothy R. Wallace, is an officer of a subsidiary of the Company, where his compensation exceeds $60,000 a year.

PERFORMANCE GRAPH

     The following graph shows a comparison of the five-year cumulative return (assuming reinvestment of any dividends) for the Company, the New York Stock Exchange Index and the Dow Jones Transportation Equipment Index. The source for the information contained in this table in respect to the return for the Company and for the Dow Jones Transportation Equipment Index is Dow Jones & Company, Inc. and, in respect to the New York Stock Exchange Index, is Media General Financial Services.

FIVE YEAR CUMULATIVE TOTAL RETURN

	1998	1999	2000	2001	2002	2003
Trinity Industries, Inc	100	76	69	77	55	90
Dow Jones Transportation Equipment Index	100	92	97	110	112	145
New York Stock Exchange Index	100	110	112	102	83	108

ITEM 2 – APPROVAL OF 2004 STOCK OPTION AND INCENTIVE PLAN

     Upon recommendation of the Human Resources Committee, the Board of Directors of the Company has adopted, subject to stockholder approval, the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Plan”). The 2004 Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be paid in cash or stock. The 2004 Plan does not permit the repricing of stock options or the granting of discounted stock options. The 2004 Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. The following is a brief description of the 2004 Plan. A copy of the 2004 Plan is attached as Appendix B to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2004 Plan.

     It is the judgment of the Board of Directors that the 2004 Plan is in the best interest of the Company and our stockholders.

Description of 2004 Plan

Effective Date and Expiration

     The 2004 Plan would become effective on May 10, 2004. No award may be made under the 2004 Plan after May 10, 2014, but awards made prior thereto may extend beyond that date.

Share Authorization

     Subject to certain adjustments, the number of shares of Trinity Common Stock that may be issued pursuant to awards under the 2004 Plan is 2,500,000 plus any unused shares under the Company’s prior plans as of the effective date of the 2004 Plan, which is approximately 315,000 shares, and any shares under prior plans that cease to be subject to such awards (other than by exercise or settlement). Shares are counted only to the extent they are actually issued. If shares are issued and reacquired by the Company, the shares are available for issuance under the 2004 Plan. Shares tendered in payment of the purchase price of an award or to satisfy tax withholding obligations or shares covered by an award that is settled in cash, are available for awards under the 2004 Plan.

     A maximum of 300,000 shares may be granted in any one year in the form of Stock options or stock appreciation rights to any one executive officer. A maximum of 100,000 shares may be granted in any one year in the form of performance-based restricted stock, performance-based restricted stock units, performance awards or other performance-based stock awards to any one executive officer.

Administration

     The 2004 Plan will be administered by the Human Resources Committee of the Board of Directors (the “Committee”). Currently, the Committee is comprised of four independent directors. The Committee may delegate its duties to a subcommittee or to one or more officers of the Company as provided in the 2004 Plan. The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2004 Plan, establish and revise rules and regulations relating to the 2004 Plan and make any other determinations that it believes necessary for the administration of the 2004 Plan.

Eligibility

     Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the 2004 Plan.

Stock Options

     The Committee may grant either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. Recipients of stock options must pay the option exercise price in full at the time of exercise. At the Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of the Company’s common stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes.

     Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are stock options exercisable after the expiration of ten (10) years from the date of grant. Unless otherwise determined by the Committee and provided in the option agreement, the 2004 Plan provides for the acceleration of the vesting of stock options in the event of death, disability, retirement or a change in control of the Company (as defined). Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the optionee; a trust for the benefit of one or more members of the immediate family of the optionee; a partnership, the sole partners of which are the optionee, members of the immediate family of the optionee, and one or more family trusts; or a foundation in which the optionee controls the management of the assets.

Stock Appreciation Rights

     Stock appreciation rights (“SARs”) may, but need not, relate to options. An SAR is the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of exercise over the fair market value of the stock on the date of grant. An SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee determines the terms of each SAR at the time of the grant. An SAR may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in common stock, in cash or in a combination of both as determined by the Committee.

Restricted Stock and Restricted Stock Units

     Restricted stock consists of shares which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Subject to minimum vesting periods discussed below, restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. Generally, the restricted stock and restricted stock units that are currently outstanding vest between three to eight years after the date of grant and, in some cases, retirement.

Performance Awards

     The Committee may grant performance awards payable in cash or stock at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. Subject to minimum vesting periods discussed below, the Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

Other Awards

     The Committee may grant other forms of awards payable in cash or stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2004 Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

     The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or shares.

Performance Goals

     Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the 2004 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

     For any performance awards or other awards that are denominated in cash, such that the annual stock award limits in the 2004 Plan are not effective limitations for purposes of Treasury Regulations, the maximum amount payable to any executive officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

Non-Employee Directors

     The Board or the Committee will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors shall be 300,000 shares, and no non-employee director may receive awards subject to more than 10,000 shares in any calendar year. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the 2004 Plan.

Change in Control

     Except as determined by the Committee at the time of grant of an award and provided for in the agreement evidencing the grant of the award, upon a change in control, all outstanding stock options and stock appreciation rights will become vested and exercisable; all restrictions on restricted stock and restricted stock units will lapse; all performance goals will be deemed achieved at target levels and all other terms and conditions met; all restricted stock units and performance awards (whether relating to cash or shares) will be paid out as promptly as practicable; and all other awards (whether relating to cash or shares) will be delivered or paid. The Committee may also provide for the cash settlement of options and stock appreciation rights.

Limitation on Vesting of Certain Awards

     Awards of restricted stock, restricted stock units, performance awards payable in shares, or other awards in the form of shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the shares subject to such award are subject to minimum vesting provisions set forth in the 2004 Plan. Such awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control. However, up to five percent of the shares authorized under the 2004 Plan may be granted without meeting the minimum vesting requirements.

Adjustments Upon Changes in Capitalization

     The number of shares subject to an award will be adjusted for any subdivision or consolidation of shares of Common Stock of the Company or upon stock dividends payable in stock of the Company or in case of any change from par value stock to stock of a different par value or without par value.

Amendment of the Plan

     All provisions of the 2004 Plan (including without limitation, any award made under the 2004 Plan) may at any time or from time to time be modified or amended by the Board; provided, however, no award at any time outstanding under the 2004 Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder, and no material amendment of the Plan or increase in the number of shares subject to awards to non-employee directors may be made without stockholder approval.

Plan Benefits

     No awards have been made under the 2004 Plan and future benefits under the 2004 Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the proposed 2004 Plan. The Summary Compensation Table on page 10 and the Option Grants Table on page 11 show the awards that would have been made in 2003 to the named executive officers if the 2004 Plan had been in effect at that time. Each non-employee director received an award of 5,000 stock options in 2003.

Federal Income Tax Consequences

Incentive Stock Options

     An optionee does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option (“ISO”). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares over $100,000 will be treated as a non-qualified option, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was a non-qualified option. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

     If the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the Federal alternative minimum tax calculation. The Federal alternative minimum tax may produce significant tax repercussions depending upon the optionee’s particular tax status.

     If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Non-qualified Stock Options

     An optionee generally does not recognize taxable income upon the grant of a non-qualified stock option (“NSO”). Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

     The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.

Special Rule if Option Price is Paid for in Common Shares

     If an optionee pays the exercise price of an option with previously-owned shares of Trinity common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value. The optionee’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the optionee’s holding period for such shares will begin on the date of exercise.

     If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the optionee’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the optionee as a result of the disqualifying disposition.

Restricted Stock

     A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

     A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares.

     The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

     At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights

     Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

     If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

     In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards

     In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

Million Dollar Deduction Limit and Other Tax Matters

     The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that benefits in the form of stock options, performance awards, stock appreciation rights, performance-based restricted stock and restricted stock units and performance based cash payments under other awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

     If an individual’s rights under the 2004 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Approval by Stockholders

     In order to be adopted, the 2004 Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

     The Board of Directors recommends that you vote FOR the approval of the 2004 Stock Option and Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

     This table provides certain information as of December 31, 2003 with respect to our equity compensation plans:

	(a)		(b)	(c)
				Number of Securities
	Number of Securities			Remaining Available for
	To be Issued		Weighted-Average	Future Issuance under
	Upon Exercise of		Exercise Price of	Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders	4,359,110	(1)	$24.26 (1)	335,529 (2)
Equity compensation plans not approved by security holders	147,200	(3)(4)	$24.67	- 0 -

Total	4,506,310		$24.27	335,529

(1)	Includes 145,220 shares of common stock issuable upon the vesting and conversion of restricted stock units. The restricted stock units do not have an exercise price.

(2)	Includes 151,595 shares available for future issuance under the Company’s Stock Option and Incentive Plan of 1998 as restricted stock, restricted stock units or other performance awards.

(3)	Includes 68,600 shares of common stock subject to options pursuant to stock option agreements entered into with nine former Thrall employees and 78,600 shares pursuant to a stock option agreement entered into with Michael Flannery, an executive officer of the Company, as an inducement to their accepting employment with the Company in connection with the Thrall merger in October of 2001. The terms of the stock option agreements are consistent with the basic terms of the Company’s Stock Option and Incentive Plan and provide for an exercise price based on the fair market value of the Company’s Common Stock on the date of the award, vesting equally over a three-year period, and cancellation of the options upon early termination of employment (except the stock option agreement with Michael E. Flannery provides the option vests 50% each year and may be exercised between October 27, 2003 and October 26, 2005 whether he is employed or not provided he is employed by the Company or a subsidiary on October 26, 2003 and provided further that he is not discharged for cause), adjustments for changes in capitalization, and provide no right to continued employment.

(4)	Excludes information regarding the Trinity Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into phantom stock units with a fair market value equal to the value of the fees deferred, and such phantom stock units are credited to the director’s accounting (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2003, 68,939 phantom stock units were credited to the accounts of participants. Also excludes information regarding the Trinity Industries Supplemental Profit Sharing Plan (“Supplemental Plan”) for certain of its highly compensated employees. Information about the Supplemental Plan is provided under the caption “Executive Compensation – Retirement Plans.” At December 31, 2003, 214,747 stock units were credited to the accounts of participants under the Supplemental Plan.

ITEM 3 – RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2004

     The Audit Committee has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004, subject to ratification by stockholders.

     Ernst & Young LLP, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1958. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing before the Annual Meeting.

Fees to Independent Auditors For Fiscal 2003 and 2002

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and statutory audits were $1,326,600 in fiscal 2003 and $1,077,000 in fiscal 2002. The Company anticipates that audit fees for 2004 will increase due to compliance with the requirements of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

     The aggregate fees billed for audit-related services rendered to the Company totaled $304,800 in fiscal 2003 and $60,000 in fiscal 2002. Audit-related services principally included accounting consultations, employee benefit plan audits and internal control reviews. The increase in 2003 was primarily related to internal control reviews mandated by the Sarbanes-Oxley Act of 2002.

Tax Fees

     The aggregate fees billed for tax services, including tax compliance, tax advice and tax planning, totaled $667,600 in 2003 and $467,000 in 2002. The increase in aggregate fees billed for tax services in 2003 was primarily attributable to state and federal income tax compliance requirements.

All Other Fees

     There were no fees for other services not included above.

     All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

     The Board of Directors recommends a vote FOR the ratification of its selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

Report of the Audit Committee

     The Audit Committee of the Board of Directors (the “Committee”) is a standing committee comprised of three independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors which was amended in 2003 in light of the Sarbanes-Oxley Act of 2002, rules and regulations adopted by the Securities and Exchange Commission and changes to New York Stock Exchange listing requirements. A copy of the Charter is attached hereto as Appendix C.

     The Committee annually selects the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee’s responsibilities include the monitoring and oversight of these processes.

     Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to the Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2003 were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent auditors have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditor’s independence.

     Based upon Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Clifford J. Grum, Chairman
David W. Biegler
Barry J. Galt

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with the New York Stock Exchange and a copy of each report is furnished to the Company.

     Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 31, 2003, each individual who was required to file such reports complied with the applicable filing requirements.

Stockholder Proposals for the 2005 Proxy Statement

     Stockholders’ proposals to be presented at the 2005 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 9, 2004. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2005 Annual Meeting

     Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 10, 2005, but no earlier than February 8, 2005, for the 2005 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

     The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

     See “Corporate Governance-Stockholder Nominations of Director Candidates” for the process for stockholders to follow to suggest a director candidate to the Corporate Governance and Directors Nominating Committee for nomination by the Board.

Proxy Solicitation Costs

     The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. Stockholders are urged to send in their proxies without delay. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $8,500, plus reimbursement for out-of-pocket expenses. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with this solicitation, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

Report on Form 10-K

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Michael G. Fortado, Vice President and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

     Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.

By Order of the Board of Directors

MICHAEL G. FORTADO
April 8, 2004	Vice President and Corporate Secretary

APPENDIX A

TRINITY INDUSTRIES, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

     To assist it in its determinations of director independence, the Board has established the following standards to apply when assessing the independence of a director and the materiality of a director’s relationship with the Company:

A.	A director will not be independent if, since November 4, 2001:

•	The Company employed the director or employed any of his or her immediate family members as an executive officer.

•	The director received, or his or her immediate family member received, more than $100,000 per year in direct compensation from the Company, other than (i) director and committee fees, (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (iii) compensation received by an immediate family member for service as a non-executive employee, or (iv) dividends paid on the Company’s equity securities.

•	The director has been affiliated with or employed by, or his or her immediate family member has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

•	The director has been employed, or his or her immediate family member has been employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee.

•	The director has been an executive officer or an employee, or his or her immediate family member has been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (i) $1 million, or (ii) 2% of such other company’s consolidated gross revenues.

•	The director has been an executive officer of a charity to which the Company has given directly, or indirectly through the provision of services, (i) more than the greater of $1 million per annum or 2% of the charitable organization’s annual gross revenues or (ii) more than 25% of the charitable organization’s annual gross revenues if such amount is less than $1 million.

B.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•	If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount

A-1

which, in any single fiscal year, does not exceed the greater of (i) $1 million or (ii) 2% of such other company’s consolidated gross revenues.

•	If a director of the Company serves as an executive officer of a charitable organization and the Company’s contributions to the organization in any single fiscal year are less than (i) the greater of $1 million or 2% of that organization’s annual gross revenues or (ii) less than 25% of the charitable organization’s annual gross revenues if such amount is less than $1 million.

•	If a director receives, or his or her immediate family member receives, less than $100,000 per year in direct compensation from the Company, other than (i) director and committee fees, (ii) pensions or other forms of defined compensation for prior service (provided such compensation is not contingent in any way on continued service), (iii) compensation received by an immediate family member for service as a non-executive employee or (iv) dividends paid on the Company’s equity securities.

C.	For relationships not covered by Section B above, the determination of whether the relationship is material or not, and whether the director would be independent, shall be made by the directors who satisfy the New York Stock Exchange independence rules and the guidelines set forth in Sections A and B above.

A-2

APPENDIX B

TRINITY INDUSTRIES, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

     1. Purpose of Plan. The Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.

     2. Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:

       “Affiliate” - Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.

       “Award” - A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.

       “Board” - The Board of Directors of the Company, as the same may be constituted from time to time.

       “Code” - The Internal Revenue Code of 1986, as amended from time to time.

       “Committee” - The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.

       “Company” - Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.

       “Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

       “Disability” – Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

       “Dividend Equivalent Right” - The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.

       “Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.

       “Executive Officer” – An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

       “Fair Market Value” – Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.

       “Incentive Stock Option” - A stock option meeting the requirements of Section 422 of the Code or any successor provision.

       “Non-qualified Stock Option” - A stock option other than an Incentive Stock Option.

       “Stock Option” or “Option” – An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan..

       “Optionee” - A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.

       “Other Awards” – An Award issued pursuant to Section 14 hereof.

       “Plan” - The Plan set forth herein.

       “Performance Award” - An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.

       “Restricted Stock"- Shares awarded or sold to eligible persons pursuant to Section 11 hereof.

       “Restricted Stock Units” – Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.

       “Retirement” - Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.

       “Share” - A share of the Company’s common stock, par value $1.00 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.

       “Stock Appreciation Right” - The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).

     3. Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

       (a) determine the persons to whom Awards are to be granted;

       (b) determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;

       (c) conclusively interpret the Plan provisions;

       (d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

       (e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

       (f) specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and

       (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

     Notwithstanding the foregoing provisions of this Section 3, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange.

4.	Share Authorization

       (a) Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:

          (1) 2,500,000 Shares; plus

          (2) The number of authorized Shares not issued or subject to outstanding awards under the Company’s prior plans as of the Effective Date and (b) any Shares subject to outstanding awards as of the Effective Date under the prior plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

       (b) Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: 2,500,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) 2,500,000 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) 2,500,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.

       (c) Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares (i) tendered by a participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash shall be available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, and Shares surrendered in full or partial payment to the Company for the purchase price of an Award may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.

       (d) The following limits (each an “Annual Stock Award Limit,” and, collectively, “Annual Stock Award Limits”) shall apply to grants of such Awards under the Plan:

               (i) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 300,000.

               (ii) Stock Appreciation Rights: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 300,000.

               (iii) Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted in the form of performance-based Awards of Restricted Stock or Restricted Stock Units, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 100,000.

               (iv) Performance Awards: The maximum aggregate number of Shares that may be granted in the form of Performance Awards in accordance with Section 13, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 100,000 Shares.

               (v) Other Stock-Based Awards. The maximum aggregate number of Shares that may be granted in the form of performance-based Other Awards payable in Shares in accordance with Section 14, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 100,000 Shares.

       5. Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.

       6. Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof.

     The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.

     The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.

     The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years from the date of its grant.

     Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.

     Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee

     7. Limitations on Grant of Incentive Stock Options.

        (a) Incentive Stock Options shall not be granted to a non-employee director or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.

        (b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (2) the term of the option shall not exceed five (5) years.

     8. Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

     9. Exercise of Stock Options.

        (a) Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:

        (1) in cash (including check, bank draft, or money order); or

        (2) by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;

        (3) by a combination of cash and Shares; or

        (4) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.

        (b) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

     10. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

     The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant.

     11. Restricted Stock.

        (a) Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares (including through reinvestment in additional Restricted Stock). Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

        (b) Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

     12. Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.

     13. Performance Awards.

        (a) The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

        (b) Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 18 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

     14. Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares),for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).

     15. Dividend Equivalent Rights.

        (a) The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

        (b) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     16. Performance Goals.

        (a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

        (b) For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Stock Award Limits in Section 4(e) are not effective limitations for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

     17. Non-Employee Directors. Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 300,000 Shares, and no non-employee director may receive Awards subject to more than 10,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.

     18. Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions met; all Restricted Stock Units and Performance Awards (whether relating to cash or Shares) shall be paid out as promptly as practicable; and all Other Awards (whether relating to cash or Shares) shall be delivered or paid. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.

     (a) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

        (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

        (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

        (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (b) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control, and all outstanding options, other than options to which this Section 18 does not apply as provided in the first paragraph of this Section, shall immediately be exercisable in full . In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.

        (c) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

     19. Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

     20. Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Stock Award Limits, limits on non-employee director Awards under Section 18, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Section 23, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.

     21. Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

     Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

   (a) giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or

   (b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

   (c) An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.

     22. Limitation on Vesting of Certain Awards.

        (a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards payable in Shares, or Other Awards in the form of Shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the Shares subject to such Award (at grant or any other time prior to settlement), such Awards will be subject to the minimum vesting provisions set forth in this Section 22(a), except as provided in Section 22(b). Such Awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided however, that such Awards may vest on an accelerated basis in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. For purposes of this Section 22(a), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

        (b) The provisions of Section 22(a) notwithstanding, up to five percent of the Shares authorized under the Plan may be granted as Awards of the type referred to in Section 22(a) without meeting the minimum vesting requirements set out in Section 22(a).

     23. Effective Date. The Plan shall be effective as of May 10, 2004 (the “Effective Date”); provided, however, that if the Plan is not approved by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders after such date, this Plan and all Awards granted hereunder shall be void.

     24. Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder, and (ii) no material amendment of the Plan or increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.

     25. Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted within ten (10) years after the Effective Date of this Plan.

     26. No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.

     27. Tax Withholding and 83(b) Election.

        (a) The amount, as determined by the Committee, of any federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (a) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (b) in the case of cash Awards, through retention by the Company of cash equal to the amount of withholding obligation; or (c) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of the minimum statutory total tax that could be imposed on the transaction (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

        (b) Unless otherwise expressly provided in the Award, if a holder is transferred an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is transferred to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

     27. Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX C

TRINITY INDUSTRIES, INC.

Audit Committee Charter

This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Purpose. The purpose of the Committee is to oversee (i) the integrity of the Company’s financial statements and related disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditing firm (the “External Auditor”), (iv) the performance of the Company’s internal audit function, (v) the Company’s internal accounting and disclosure control systems, and (vi) the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics (the “Code of Conduct”). The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures as directed by the Committee. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

2.	Committee Members.

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Directors Nominating Committee (“Governance Committee”). Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

2.2.	Qualifications. Each member of the Committee shall meet the independence requirements of the New York Stock Exchange (“NYSE”) and applicable federal securities law including the rules and regulations of the Securities and Exchange Commission (“SEC”). Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement. In addition, at least one member of the Committee must have accounting or other related financial management expertise, as the Board determines in its business judgment. No member can be an affiliated person of the Company or any subsidiary of the Company, apart from his or her capacity as a member of the Board and any Board Committees.

2.3.	Compensation Restrictions. The members of the Committee shall not receive any direct or indirect compensation from the Company, other than director’s fees.

3.	Authority.

3.1.	Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members shall have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee’s responsibilities.

3.2.	Advisors. The Committee shall have the authority (i) to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities and (ii) determine the compensation of such Advisors.

3.3.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.4.	Access to Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5.	Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees provided that no subcommittee shall consist of less than two members.

4.	Meetings.

4.1.	Frequency of Meetings. The Committee shall meet as often as necessary to perform its duties as prescribed in the Charter and generally before regularly scheduled Board meetings. The Chairperson may call a meeting at any time as he or she deems advisable. Other Committee members may request meetings through the Chairperson of the Committee.

4.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s chief of internal auditing (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s internal legal counsel (“Internal Counsel”) and shall periodically meet, in its sole discretion, in separate executive (private) sessions with each such person to discuss any matters that the Committee or any of them believes should be discussed privately with the Committee.

4.3.	Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

4.4.	Quorum. A quorum shall consist of a majority of the Committee’s members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

4.5.	Agenda. The Chairperson of the Committee shall prepare or have prepared an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of the Company’s management or staff. As requested by the Chairperson, members of

Company management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

4.6.	Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

5.	External Auditor Oversight.

5.1.	Selection and Evaluation. The Committee shall have the responsibility and sole authority for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all compensation paid to the External Auditor. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

5.2.	Pre-Approval of External Auditor Services.

5.2.1.	Committee Pre-Approval. No audit services or non-audit services shall be performed by the External Auditor for the Company unless first pre-approved by the Committee and unless permitted by applicable federal securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section.

5.2.2.	Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be reported to the full Committee at its next scheduled meeting.

5.3.	Independence. The Committee shall periodically, at its discretion, meet with the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was not employed by the External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

5.4.	Quality Control. The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures, (ii) any material issues raised within the preceding five years by the External Auditor’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm that are required by law, SEC rules or NYSE rules to be reported to the Committee, and (iii) steps taken by the External Auditor to address any findings in any of the foregoing reviews.

5.5.	Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that the lead (or coordinating) audit partner having primary responsibility for the Company’s audit is in compliance with audit rotation requirements of the rules of the SEC and the NYSE.

5.6.	External Auditor Report Review. The Committee shall review with management, the Internal Auditor and the External Auditor (A) all reports required to be made by the External Auditor under applicable federal securities laws and the rules and regulations of the SEC regarding (i) all critical accounting policies and practices used by the Company and (ii) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor, (B) all other material written communications between the External Auditor and management, such as any management letter or schedule of unadjusted differences, and (C) management’s annual assessment of the Company’s internal controls.

5.7.	Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its direct accountability to the Committee.

5.8.	Audit Review. The Committee shall annually review with the External Auditor any significant problems, difficulties or disagreements encountered in connection with the audit process and management’s response, including any restrictions on the scope of the External Auditor’s activities or of access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were determined by management to be immaterial, significant matters that were the subject of consultation with other accountants, the process management uses to formulate accounting estimates and the basis for the External Auditor’s conclusions about the reasonableness of those estimates, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

5.9.	Audit Disagreement Inquiry. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

5.10.	Hiring Policy for External Auditor Employees. No partner of an audit team performing an audit on the Company may be hired by the Company for a period of one year following the filing of the Form 10-K. The Audit Committee shall approve hires from the External Auditor for any position equal to or above the position of Assistant Controller.

6.	Internal Auditing Oversight.

6.1.	Internal Auditing Staff Evaluation. The Committee shall annually evaluate the performance of the Internal Auditor and the internal auditing department with management and the External Auditor.

6.2.	Internal Audit Process. The Committee shall meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

6.3.	Internal Audit Reports. The Committee shall meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.

7.	Financial Statements And Disclosure Oversight.

7.1.	SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Committee shall periodically, at its discretion, review with management and the External Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases and with respect to financial information and earnings guidance provided to financial analysts and rating agencies.

7.2.	Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

7.3.	Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the External Auditor, the Internal Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.4.	Criticisms and Complaints. The Committee shall periodically, at its discretion, inquire of management, the Internal Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

7.5.	Financial Reporting Analyses. The Committee shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

8.	Internal Controls, Legal Compliance and Code of Conduct Oversight.

8.1.	Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (a) shall periodically, at its discretion, review and assess with management, the Internal Auditor, the Internal Counsel and the External Auditor (i) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports and any special audit steps adopted in light of material control deficiencies; (ii) the Company’s policies on compliance with laws and regulations; (iii) the Code of Conduct; and (iv) the methods and procedures for monitoring compliance with such policies and (b) shall elicit from them any recommendations for the improvement of the Code of Conduct and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control Structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K. The Committee shall, on an annual basis, require the Internal Auditor to review and audit the expense reports and expense reimbursements of each executive officer for which the Company must disclose compensation by name in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

8.2.	Information Security. The Committee shall periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3.	Code of Conduct Violations and Waivers. The Committee shall periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Conduct, (ii) any waiver of compliance with the Code of Conduct, and (iii) any investigations undertaken with regard to compliance with the Code of Conduct. The Committee shall review a report summarizing the annual disclosure statement that each director and executive officer is required to provide to the Company pursuant to the Code of Ethics. Any waiver of the Code of Conduct with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and be publicly disclosed as required by rules and regulations of the SEC and NYSE.

8.4.	Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management and the Internal Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5.	Disagreements with Legal Counsel. The Committee shall periodically, at its discretion, inquire of management, the Internal Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

9.	Risk Management Oversight.

9.1.	Risk Exposure Assessment. The Committee shall periodically, at its discretion, meet with management and the External Auditor to review the Company’s major risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures.

9.2.	Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee shall periodically, at its discretion, meet with management, the Internal Auditor, the Internal Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

9.3.	Consultation with Legal Counsel. The Committee shall periodically, at its discretion, review with the Internal Counsel and, if the Committee deems it appropriate, outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquires received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

10.	Reports and Assessments.

10.1.	Board Reports. The Chairperson of the Committee shall periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

10.2.	Charter Assessment. The Committee shall annually assess the adequacy of this Charter and advise the Board and the Governance Committee of its assessment and of its recommendation for any changes to the Charter.

10.3.	Committee Performance Assessment. The Committee shall annually make an assessment of its performance and shall report the results of such assessment to the Board and the Governance Committee.

10.4.	Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

10.5.	Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

10.6.	Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the full Board to discuss specific issues and to answer questions from the directors.

11.	Charter as Guidelines. While the responsibilities of the Committee set forth in Section 4 through 10 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

. FOLD AND DETACH HERE .

TRINITY INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — May 10, 2004

      The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Michael G. Fortado and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 10, 2004 at 9:30 a.m. Central Daylight Saving Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 and 3.

(Continued and to be marked, dated and signed on reverse side)

TRINITY INDUSTRIES, INC.
P.O. BOX 217950
CHARLOTTE, NC 28254-3555

. FOLD AND DETACH HERE .

THE DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2 and 3.

(1)	Election of eight (8) Directors:
	FOR all nominees ☐ listed below	WITHHOLD AUTHORITY to vote ☐ for all nominees listed below.	EXCEPTIONS ☐
Nominees: David W. Biegler, Craig J. Duchossois, Ronald J. Gafford, Barry J. Galt, Clifford J. Grum, Jess T. Hay, Diana S. Natalicio and Timothy R. Wallace.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through that nominee’s name.)
(2)	To approve the Company’s 2004 Stock Option and Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(3)	To approve ratification of Ernst & Young as Independent Auditors for fiscal year ending December 31, 2004.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(4)	In their discretion on such other matters as may properly come before the Meeting.

Change of Address
Mark Here ☐

Please sign exactly as your name appears on the proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign. If signed by a corporation, its seal should be affixed.

DATED:

SIGNATURE

SIGNATURE

VOTES MUST BE INDICATED     ☒

in Black or Blue ink.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.